UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2006

The Tube Media Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52067	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 10, 2006, The Tube Media Corp. (the “Company”) issued a promissory note to a lender (the “Lender”) in the aggregate principal amount of $350,000 (the “Note”) and received cash proceeds from the Lender in the sum of $350,000. Interest accrues on the Note at a rate of 10.0% per annum. All principal and interest accruing under the Note is due February 10, 2007. If the Company fails to pay principal or interest on the date on which it falls due or to perform any of the agreements, conditions, covenants, provisions, or stipulations contained in the Note, then the Lender, at its option and without notice to the Company, may declare immediately due and payable the entire unpaid balance of principal with interest from the date of default at an interest rate of 12.0% per year.

Additionally, in connection with the issuance of the Note, on November 10, 2006, the Company issued to the Lender a common stock purchase warrant (the “Warrant”) to purchase an aggregate of 200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Subject to certain terms of the Warrant, the Warrant is exercisable at either an exercise price of 125% of the per share offering price established in a future financing by the Company, or if such financing does not occur, the average trading price of the Common Stock for the 20 trading days prior to the issuance of the Warrant. Such exercise price will likely trigger the anti-dilution provisions in currently outstanding securities that were issued in prior financing and business transactions entered into by the Company which could result in the issuance of significant additional shares at reduced exercise prices. The Company is in discussions with its lenders to amend certain existing agreements to limit any adjustments that may be required by these anti-dilution provisions; however, there can be no assurance that the Company will be successful in amending the terms of the existing agreements. The Warrant is exercisable from the date of issuance until the close of business on the second anniversary of the issuance of the Warrant.

The foregoing brief summary of the Note and Warrant is not intended to be complete and is qualified in its entirety by reference to the documents which are attached hereto as Exhibits 10.1 and 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

On November 10, 2006, the Company issued to the Lender a Warrant to purchase 200,000 shares of Common Stock. The terms of the Warrant are described above in Items 1.01 and 2.03 which are incorporated herein.

The Company maintains that the issuance of these securities is exempt under the Securities Act of 1933, as amended, in reliance upon the provisions of Section 4(2), Section 4(6) and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. No underwriters were employed in the transaction. The securities will be deemed restricted securities for purposes of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Promissory Note, dated November 10, 2006, issued by the Company.

10.2	Common Stock Purchase Warrant, dated November 10, 2006, issued by the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2006	THE TUBE MEDIA CORP.

	By:	/s/ Celestine F. Spoden
Name: Celestine F. Spoden
Title: Chief Financial Officer

Exhibit Index

10.1	Promissory Note, dated November 10, 2006, issued by the Company.

10.2	Common Stock Purchase Warrant, dated November 10, 2006, issued by the Company.